EXHIBIT 10.01

SECOND AMENDED FORBEARANCE AGREEMENT

This SECOND AMENDED FORBEARANCE AGREEMENT (this “Second Amended Forbearance Agreement”), is dated as of September 12, 2007, is entered into by and among DDJ Total Return Loan Fund, L.P., as the Lender (as defined in the Loan Agreement referred to below), The Wornick Company, a Delaware corporation (the “Company”), Right Away Management Corporation, a Delaware corporation, The Wornick Company Right Away Division, a Delaware corporation, and The Wornick Company Right Away Division, L.P., a Delaware limited partnership (each, a “Subsidiary”, and, collectively, the “Subsidiaries”).

RECITALS:

A.            The Company, the Lender (as assignee of Texas State Bank) and the Subsidiaries are parties to that certain Loan Agreement, dated as of June 30, 2004 (as amended by the First Amendment thereto dated as of March 16, 2007 and as further amended, modified, supplemented or amended and restated from time to time, the “Loan Agreement”).

B.            As of the date hereof, the Events of Default referred to herein as the “Specified Defaults” have occurred and are continuing.

C.            The Company, the Lender and the Subsidiaries entered into a Forbearance Agreement dated as of July 16, 2007 (the “Forbearance Agreement”) pursuant to which the Lender agreed to forbear from exercising its rights and remedies under the Loan Agreement during the Forbearance Period (as defined in the Forbearance Agreement).

D.            The Company, the Lender and the Subsidiaries entered into a First Amended Forbearance Agreement dated as of August 13, 2007 (the “First Amended Forbearance Agreement”) pursuant to which the Forbearance Period was extended through September 12, 2007.

E.             The Forbearance Period (as defined in the First Amended Forbearance Agreement) under the First Amended Forbearance Agreement will expire on September 13, 2007 and the Company and Subsidiaries have asked the Lender to further extend the Forbearance Period through October 14, 2007;

F.             The Company and the Subsidiaries entered into a forbearance agreement with certain holders (the “Noteholders”) of the Company’s 10.875% Senior Secured Notes due 2011 (the “Notes”) holding not less than $100 million in aggregate principal amount of the Notes, representing not less than 80% of the aggregate principal amount of the Notes outstanding on July 16, 2007 (the “Noteholder Forbearance Agreement”) pursuant to which the Noteholders agreed to forbear from exercising their rights and remedies under the Indenture until the expiration of the Forbearance Period (as defined in the Noteholder Forbearance Agreement) on August 15, 2007. On August 13, 2007, the Company and the Subsidiaries entered into a First Amended and Restated Forbearance Agreement with the Noteholders (the “Amended Noteholder Forbearance Agreement”) pursuant to which the Forbearance Period was further extended through September 16, 2007.

G.            The Company and the Subsidiaries have advised the Lender that the Company, the Subsidiaries and the Noteholders will, simultaneously with the execution of this Second Amended Forbearance Agreement, amend and restate the Amended Noteholder Forbearance Agreement pursuant to which the Noteholders shall agree to forbear from exercising the rights and remedies available to the Noteholders under the Indenture, the Intercreditor Agreement and the Collateral Agreements (as defined in the Indenture) until October 17, 2007, all on the terms and conditions set forth in such amended and restated forbearance agreement (as such agreement may be amended, modified, supplemented or amended and restated from time to time, the “Second Amended Noteholder Forbearance Agreement”).

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Second Amended Forbearance Agreement, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1          Defined Terms.

(a)           Capitalized terms that are defined in this Second Amended Forbearance Agreement shall have the meanings ascribed to such terms in this Second Amended Forbearance Agreement. All other capitalized terms shall have the meanings ascribed in the Loan Agreement. Unless the context of this Second Amended Forbearance Agreement clearly requires otherwise, references to the plural include the singular; references to the singular include the plural; the words “include,” “includes,” and “including” will be deemed to be followed by “without limitation”; and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

(b)           This Second Amended Forbearance Agreement constitutes a “Loan Document” as defined in the Loan Agreement.

(c)           References in this Second Amended Forbearance Agreement to the Lender shall constitute references to DDJ Total Return Loan Fund, L.P. solely in its capacity as the Lender.

ARTICLE II
FORBEARANCE AND AMENDMENT TO LOAN AGREEMENT

2.1          Forbearance; Forbearance Default Rights and Remedies.

(a)           Effective as of the Second Amended Forbearance Effective Date (as defined below), the Lender agrees that until the expiration of the “Forbearance Period” (as defined below), it will forbear from exercising its rights and remedies against the Company or the Subsidiaries under the Loan Agreement, the other Loan Documents and/or applicable law solely with respect to the Specified Defaults and any Event of Default resulting solely from the Company’s failure to make the scheduled interest payment due under the Notes on July 15, 2007 (excluding, however, in each case, its right to charge interest on any Obligations during the Forbearance Period at the default interest rate specified in the Revolving Note and the Term

Note); provided, however, (i) each of the Company and the Subsidiaries shall comply, except to the extent such compliance is expressly excused by the terms of this Second Amended Forbearance Agreement, with all explicit restrictions or prohibitions triggered by the existence and/or continuance of any Event of Default under the Loan Agreement, this Second Amended Forbearance Agreement or any of the other Loan Documents, (ii) nothing herein shall restrict, impair or otherwise affect the Lender’s rights and remedies under any agreements containing subordination provisions in favor of the Lender (including, without limitation, any rights or remedies available to the Lender as a result of the occurrence or continuation of the Specified Defaults or any Event of Default resulting from the Company’s failure to make the scheduled interest payment due under the Notes on July 15, 2007), and (iii) nothing herein shall restrict, impair or otherwise affect the exercise of the Lender’s rights under this Second Amended Forbearance Agreement. As used herein, the term “Specified Defaults” shall mean the Events of Default listed on Annex I hereto. During the Forbearance Period, any condition to the making of an Advance under the Loan Agreement that would not be met solely because of the occurrence and continuance of any Specified Default or any Event of Default resulting solely from the Company’s failure to make the scheduled interest payment due under the Notes on July 15, 2007 is hereby waived.

(b)           As used herein, the term “Forbearance Period” shall mean the period beginning on the Second Amended Forbearance Effective Date (as defined below) and ending upon the occurrence of a Termination Event. As used herein, “Termination Event” shall mean the earlier to occur of (i) the delivery by the Lender to the Company, the counsel to the Noteholder Group (as defined in the Second Amended Noteholder Forbearance Agreement) and the Trustee (as defined in the Intercreditor Agreement) of a written notice terminating the Forbearance Period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default (as defined below), and (ii) October 15, 2007. As used herein, the term “Forbearance Default” shall mean: (A) the occurrence of any Event of Default that is not (i) a Specified Default or (ii) an Event of Default resulting solely from the Company’s failure to make the scheduled interest payment due under the Notes on July 15, 2007, (B) the delivery of any written notice by the Noteholders to the Company terminating the Second Amended Noteholder Forbearance Agreement, and/or the Forbearance Period (as defined in the Second Amended Noteholder Forbearance Agreement) as a result of the occurrence and continuation of any Forbearance Default (as defined in the Second Amended Noteholder Forbearance Agreement) or any other termination of the Second Amended Noteholder Forbearance Agreement, (C) the delivery of any Indenture Payment Notice (as defined in Section 2.4 below) to the Lender, (D) the failure of the Company or any Subsidiary to comply with any term, condition, covenant or agreement set forth in this Second Amended Forbearance Agreement, (E) the failure of any representation or warranty made by the Company or any Subsidiary under this Second Amended Forbearance Agreement to be true and correct in all material respects as of the date when made, (F) the failure of the Company promptly to notify the Lender of any amendment or modification to the Second Amended Noteholder Forbearance Agreement; (G) the execution of any amendment or modification to the Second Amended Noteholder Forbearance Agreement, which amendment or modification has a material adverse effect on the Lender, as determined by the Lender in its discretion, (H) any occurrence, event or change in facts or circumstances occurring on or after the Second Amended Forbearance Effective Date that would result in a Material Adverse Change, (I) the occurrence of any violation or breach of, or other failure to observe, perform or comply with, the terms of the Intercreditor Agreement by the Trustee, or (J) the

commencement by or against the Company or any Subsidiary of a proceeding under any Debtor Relief Laws. Any Forbearance Default shall constitute an immediate Event of Default under the Loan Agreement.

(c)           Upon the occurrence of a Termination Event, the agreement of the Lender hereunder to forbear from exercising its rights and remedies in respect of the Specified Defaults and any Event of Default resulting solely from the Company’s failure to make the scheduled interest payment due under the Notes on July 15, 2007 shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which each of the Company and the Subsidiaries hereby waives. The Company and the Subsidiaries agree that the Lender may at any time after the occurrence of a Termination Event proceed to exercise any or all of its rights and remedies under the Loan Agreement, any other Loan Document, the Intercreditor Agreement and/or applicable law, including, without limitation, its rights and remedies on account of the Specified Defaults and any other Events of Default that may then exist. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Lender may, upon such notice or demand as is specified by the Loan Agreement, any other Loan Documents, the Intercreditor Agreement or applicable law, (i) collect and/or commence any legal or other action to collect any or all of the Obligations from the Company and the Subsidiaries, (ii) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral or proceeds thereof, and (iii) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by or under the Loan Agreement, any other Loan Documents, the Intercreditor Agreement and/or applicable law, all of which rights and remedies are fully reserved by the Lender.

(d)           Any agreement by the Lender to extend the Forbearance Period or enter into any other forbearance or similar arrangement must be set forth in writing and signed by a duly authorized signatory of the Lender. The Company and each of the Subsidiaries acknowledges that the Lender has made no assurances whatsoever concerning any possibility of any extension of the Forbearance Period, any other forbearance or similar arrangement or any other limitations on the exercise of its rights, remedies and privileges under or otherwise in connection with the Loan Agreement, the other Loan Documents, the Intercreditor Agreement and/or applicable law.

(e)           The Company and each of the Subsidiaries acknowledges and agrees that any forbearance, waiver, consent or other financial accommodation (including the funding of any borrowing request under the Revolving Loan) which the Lender may make on or after the date hereof has been made by the Lender in reliance upon, and is consideration for, among other things, the general releases and reaffirmation of indemnities contained in Article 4 hereof and the other covenants, agreements, representations and warranties of the Company and each of the Subsidiaries hereunder.

2.2          Amendment to Section 8.02. Section 8.02 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Borrower will not permit the aggregate rentals payable under all non-cancelable operating leases entered into after Closing to which Borrower or Subsidiary is a party to exceed (a) $500,000 during any fiscal year ending with fiscal year 2006, (b) $1,250,000 during the fiscal year 2007, and (c) $1,500,000 thereafter. Without the prior written consent of the Lender in its sole discretion, no such operating lease entered into after May 1, 2007 and having a term greater than one year shall contain any restriction on the Borrower’s or applicable Subsidiary’s right to grant a lien to the Lender on such Person’s leasehold interest in the subject property, and the lessor in respect of each such lease shall have agreed to provide upon request a collateral access agreement substantially in the form provided by the Lender with such modifications therein as shall be reasonably acceptable to the Lender. Lender acknowledges and consents to the Leases pledged to Lender by Leasehold Deed of Trust to secure the Obligations and the other existing leases on other real property disclosed to Lender. Borrower agrees not to amend the Leases in any material respect without the prior written consent of the Lender. At Lender’s request, Borrower and its Subsidiaries will grant Lender first liens on the leasehold interest in all real property leases to the extent Borrower and its Subsidiaries are permitted to grant liens on their leasehold interest under such leases.”

2.3          Modification of Certain Reporting Requirements. The Lender may in its sole discretion from time to time instruct the Company not to deliver to the Lender the cash budgets contemplated in Section 7.11 of the Loan Agreement or the written reports contemplated in Section 7.21 of the Loan Agreement. The Company shall comply with any such instruction received from the Lender until such time as instructed to the contrary by the Lender. The Company’s compliance with this Section 2.3 shall constitute compliance with Sections 7.11 and 7.21 of the Loan Agreement and the Company’s failure to comply with this Section 2.3 shall constitute an Event of Default.

2.4          Indenture Payments. The Company and the Subsidiaries hereby covenant and agree to give to the Lender at least five (5) Business Days’ prior written notice of its or their intention to make any interest payment in respect of the Notes (each such notice, an “Indenture Payment Notice”). For the avoidance of doubt, the requirement to give any such Indenture Payment Notice shall be in addition to, and not in lieu of, the requirements set forth in Section 7.21 of the Loan Agreement.

2.5          Effectiveness. This Second Amended Forbearance Agreement shall become effective as of the first date (the “Second Amended Forbearance Effective Date”) on which each of the following conditions is satisfied and evidence of its satisfaction has been delivered to counsel to the Lender:

(a)           there shall have been delivered to the Lender in accordance with Section 6.5 herein, counterparts of this Second Amended Forbearance Agreement executed by each of the Lender, the Company and each of the Subsidiaries;

(b)           the Lender shall have received the Second Amended Noteholder Forbearance Agreement, duly executed and delivered by each of the Company, the Subsidiaries, the Trustee and the Noteholders, having a Forbearance Period (as defined therein) (subject to earlier termination upon the occurrence and continuation of a Forbearance Default, as defined therein) through and including a date that is no earlier than October 16, 2007, and such Second Amended Noteholder Forbearance Agreement shall otherwise be satisfactory in form and substance to the Lender; and

(c)           the Lender shall have received all accrued and unpaid costs and expenses (including legal fees and expenses) required to be paid pursuant hereto or the Loan Agreement on or prior to the Second Amended Forbearance Effective Date.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1          Representations, Warranties and Covenants of the Company and the Subsidiaries. To induce the Lender to enter into this Second Amended Forbearance Agreement, each of the Company and the Subsidiaries hereby represents, warrants and covenants to the Lender as follows:

(a)           The representations and warranties of each of the Company and the Subsidiaries in the Loan Documents are on the date of execution and delivery of this Second Amended Forbearance Agreement, and will be on the Second Amended Forbearance Effective Date, true, correct and complete in all material respects with the same effect as though made on and as of such respective date (or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date), except to the extent of any inaccuracy resulting solely from the Specified Defaults.

(b)           Except for the Specified Defaults or as otherwise expressly provided herein, the Company and each of the Subsidiaries is in compliance with all of the terms and provisions set forth in the Loan Agreement and the other Loan Documents on its part to be observed or performed, and no Event of Default has occurred and is continuing.

(c)           The execution, delivery and performance by each of the Company and the Subsidiaries of this Second Amended Forbearance Agreement:

(i)            are within its corporate or limited partnership powers, as applicable;

(ii)           have been duly authorized by all necessary corporate or limited partnership action, as applicable, including the consent of the holders of its equity interests where required;

(iii)          do not and will not (A) contravene its certificate of incorporation or by-laws or limited partnership or other constituent documents, as applicable, (B) violate any applicable requirement of law or any order or decree of any governmental authority or arbitrator applicable to it, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any contractual obligation of the Company or any of the Subsidiaries, or (D) result in the creation or imposition of any lien or encumbrance upon any of the property of the Company or any of the Subsidiaries; and

(iv)          do not and will not require the consent of, authorization by, approval of, notice to, or filing or registration with, any governmental authority or any other Person, other than those which prior to the Second Amended Forbearance Effective Date will have been obtained or made and copies of which prior to the Second Amended

Forbearance Effective Date will have been delivered to the Lender and each of which on the Second Amended Forbearance Effective Date will be in full force and effect.

(d)           This Second Amended Forbearance Agreement has been duly executed and delivered by the Company and each of the Subsidiaries. Each of this Second Amended Forbearance Agreement, the Loan Agreement and the other Loan Documents constitutes the legal, valid and binding obligation of the Company and the Subsidiaries, enforceable against each such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(e)           Within five (5) Business Days after the Second Amended Forbearance Effective Date, the Company shall file this Second Amended Forbearance Agreement and the Second Amended Noteholder Forbearance Agreement with the United States Securities and Exchange Commission as an exhibit to a filing by the Company on Form 8-K pursuant to the Securities and Exchange Act of 1934, as amended, which 8-K filing and any accompanying press release shall be in form and substance reasonably satisfactory to the Lender.

(f)            The Company and the Subsidiaries shall immediately notify the Lender upon its or their becoming aware of (i) an Event of Default under the Loan Agreement or an Event of Default (as defined in the Indenture) under the Indenture that is not a Specified Default or an Event of Default resulting solely from the Company’s failure to make the scheduled interest payment due under the Notes on July 15, 2007 or (ii) the occurrence of a Forbearance Default (as defined in the Second Amended Noteholder Forbearance Agreement).

3.2          Survival. The representations and warranties in Section 3.1 shall survive the execution and delivery of this Second Amended Forbearance Agreement and the Second Amended Forbearance Effective Date.

ARTICLE IV
GENERAL RELEASE; REAFFIRMATION OF INDEMNITY

(a)           In consideration of, among other things, the Lender’s execution and delivery of this Second Amended Forbearance Agreement, each of the Company and the Subsidiaries, on behalf of itself and its successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as defined below) and hereby forever waives, releases and discharges to the fullest extent permitted by law, each Releasee from, any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential and punitive damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”), that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against the Lender in any capacity and its affiliates, shareholders, participants and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors, auditors, consultants and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts whether or not now known, existing on or before the Second Amended Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with (i) any aspect of the business, operations, assets, properties, affairs or any other aspect of any of the Company or the Subsidiaries, (ii) any aspect of the dealings or relationships between or among the Company, the Subsidiaries and their respective affiliates, on the one hand, and the Lender, on the other hand, or (iii) any or all of the Loan Agreement or the other Loan Documents, or any transactions contemplated thereby or any acts or omissions in connection therewith; provided, however, that the foregoing shall not release the Lender from its express obligations under this Second Amended Forbearance Agreement, the Loan Agreement and the other Loan Documents. The receipt by the Company of any of the Revolving Loan or other financial accommodations made by the Lender on or after the date hereof shall constitute a ratification, adoption, and confirmation by the Company and the Subsidiaries of the foregoing general release of all Claims against the Releasees which are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any of the Revolving Loan or other financial accommodations. In entering into this Second Amended Forbearance Agreement, each of the Company and the Subsidiaries consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and each hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Article 4(a) shall survive the expiration of the Forbearance Period and the termination of this Second Amended Forbearance Agreement, the Loan Agreement, the other Loan Documents and payment in full of the Obligations.

(b)           Without in any way limiting their reaffirmations and acknowledgements set forth in Article 5 hereof, each of the Company and the Subsidiaries hereby expressly acknowledges, agrees and reaffirms its indemnification and other obligations to and agreements with the Indemnified Parties set forth in Article 13 of the Loan Agreement. Each of the Company and the Subsidiaries further acknowledges, agrees and reaffirms that all of such indemnification and other obligations and agreements set forth in Article 13 of the Loan Agreement shall survive the expiration of the Forbearance Period and the termination of this Second Amended Forbearance Agreement, the Loan Agreement, the other Loan Documents and the payment in full of the Obligations.

ARTICLE V
RATIFICATION OF LIABILITY

Each of the Company and the Subsidiaries hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which it is a party, and hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Loan Documents to which it is a party as security for the Obligations, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Second Amended Forbearance Agreement, the Loan Agreement or any other Loan Document.

ARTICLE VI
MISCELLANEOUS

6.1          No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Second Amended Forbearance Agreement shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of the Lender under the Loan Agreement, any other Loan Document or applicable law, nor shall the entering into this Second Amended Forbearance Agreement preclude the Lender from refusing to enter into any further amendments or forbearances with respect to the Loan Agreement or any other Loan Document. Other than as otherwise expressly provided herein, this Second Amended Forbearance Agreement shall not constitute a forbearance with respect to (i) any failure by the Company or any of the Subsidiaries to comply with any covenant or other provision in the Loan Agreement or any other Loan Document or (ii) the occurrence or continuance of any present or future Event of Default.

6.2          Ratification and Confirmation; Survival. Except as expressly set forth in this Second Amended Forbearance Agreement, the terms, provisions and conditions of the Loan Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind. Notwithstanding anything to the contrary herein, Sections 2.2 and 2.3 shall survive the termination of this Second Amended Forbearance Agreement.

6.3          Governing Law. This Second Amended Forbearance Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

6.4          Headings. The article and section headings contained in this Second Amended Forbearance Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Second Amended Forbearance Agreement.

6.5          Counterparts. This Second Amended Forbearance Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which, when taken together, will constitute one and the same instrument. This Second Amended Forbearance Agreement may be delivered by exchange of copies of the signature page by facsimile transmission or electronic mail.

6.6          Severability. The provisions of this Second Amended Forbearance Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Second Amended Forbearance Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

6.7          Agreement. This Second Amended Forbearance Agreement may not be amended or modified except in the manner specified for an amendment of or modification to the Loan Agreement in Section 12.10 of the Loan Agreement.

6.8          Costs; Expenses. Each of the Company and the Subsidiaries hereby agrees to pay to DDJ Total Return Loan Fund, L.P., DDJ Capital Management, LLC and their respective affiliates on demand all costs and expenses (including the fees and expenses of legal counsel) of such Person incurred in connection with the Company and the Subsidiaries. The provisions of this Section 6.8 shall survive the termination of this Second Amended Forbearance Agreement provided, however, that the Obligations under this Section 6.8 shall terminate upon the payment in full of the Obligations and the termination of the Loan Agreement.

6.9          Assignment; Binding Effect. Neither the Company nor any Subsidiary may assign either this Second Amended Forbearance Agreement or any of its rights, interests or obligations hereunder. All of the terms, agreements, covenants, representations, warranties and conditions of this Second Amended Forbearance Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

6.10        Amended Agreement. The parties hereto hereby acknowledge and agree that the First Amended Forbearance Agreement, dated as of August 13, 2007, by and among the Lender, the Company and the Subsidiaries is amended and restated by this Second Amended Forbearance Agreement.

6.11        Entire Agreement. This Second Amended Forbearance Agreement, the Loan Agreement, the other Loan Documents and the Intercreditor Agreement, together with any and all Annexes, Exhibits and Schedules thereto that are or have been delivered pursuant thereto, constitute the entire agreement and understanding of the parties in respect of the subject matter of the Loan Agreement and supersede all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way with respect thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended Forbearance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY

THE WORNICK COMPANY

By:	/s/ Jon Geisler
	Name:	Jon Geisler
	Title:	President and CEO

SUBSIDIARIES

THE WORNICK COMPANY RIGHT AWAY DIVISION, L.P.

By:	/s/ Jon Geisler
	Name:	Jon Geisler
	Title:	President and CEO

RIGHT AWAY MANAGEMENT CORPORATION

By:	/s/ Jon Geisler
	Name:	Jon Geisler
	Title:	President and CEO

THE WORNICK COMPANY RIGHT AWAY DIVISION

By:	/s/ Jon Geisler
	Name:	Jon Geisler
	Title:	President and CEO

LENDER

DDJ TOTAL RETURN LOAN FUND, L.P.

By:	GP Total Return, LP, its General Partner
By:	GP Total Return, LLC, its General Partner
By:	DDJ Capital Management, LLC, Manager

By:	/s/ David J. Breazzano
	Name:	David J. Breazzano
	Title:	President

ANNEX I

SPECIFIED DEFAULTS

The Events of Default:

1.                                       under Section 10.01(a) as a result of (i) the failure to make the interest payment under the Loan Agreement due on March 31, 2007 until April 20, 2007 and (ii) the failure to make the interest payment under the Loan Agreement due on April 30, 2007 until May 2, 2007.

2.                                       under Section 10.01(a) as a result of the failure to make the Annual Commitment Fee payment under the Loan Agreement due on June 30, 2007 until August 7, 2007.

3.                                       under Section 10.01(b) as a result of a breach of Section 7.12 resulting solely from the failure to make payments under or perform covenants and agreements in material Contracts with trade creditors or vendors occurring at any time prior to or during the Forbearance Period.

4.                                       under Section 10.01(c) based solely upon the inaccuracy of any representation and warranty in Section 6.03 with respect to any financial statements delivered prior to July 16, 2007 resulting solely from the failure to characterize amounts owed under the Notes as current liabilities.

5.                                       under Section 10.01(c) based solely upon the inaccuracy of any representation and warranty in any Draw Request resulting solely from the occurrence of any of the other Specified Defaults.

6.                                       under Section 10.01(j) arising from the default occurring under the Indenture that either (i) is specified in the notice to the Company from U.S. Bank National Association, as trustee, dated April 18, 2007 pertaining to requirements to deliver certain annual financial statements and an opinion of counsel or (ii) is a default or an Event of Default (as defined in the Indenture) under Section 6.1(3) of the Indenture resulting from (A) breaches of Sections 4.4(a) (such breach consisting of the failure to deliver the compliance certificate specified therein in respect of the Company’s fiscal year ended December 31, 2006) and, in respect of the Company’s fiscal years ended December 31, 2004 and December 31, 2005, 4.22 of the Indenture and (B) the Company’s failure to deliver certain quarterly financial statements for the fiscal quarters ended March 31, 2007 and June 30, 2007.

7.                                       under Section 10.01(l) based on the failure to maintain in effect Government Contracts on MREs representing at least 20% of the total case volume of all outstanding MREs Government Contracts.

8.                                       under Section 10.01(r) based solely upon the occurrence of any of the other Specified Defaults.

9.                                       under Section 10.01(b) or (c) based solely upon the occurrence of the other Specified Defaults.